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EXHIBIT  23a.
Consent of Parks, Tschopp & Whitcomb, P.A.




                  (PARKS, TSCHOPP & WHITCOMB, P.A. LETTERHEAD)


The Board of Directors
Mobile Area Networks, Inc.:

We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the Prospectus.

                                             /s/ Parks, Tschopp & Whitcomb, P.A.

Maitland, Florida

January 30, 1998